EXHIBIT 99.1

Contact:	Phil Gee
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS GROUP, INC. REPORTS JANUARY TRAFFIC
     TEMPE, Ariz., Feb. 6, 2006 — US Airways Group, Inc. (NYSE: LCC) today reported traffic statistics for the month of January 2006. For America West operated flights, revenue passenger miles (RPMs) for the month were a record 1.9 billion, up 2.5 percent from January 2005. Capacity was 2.5 billion available seat miles (ASMs), up 0.5 percent from January 2005. The passenger load factor for January was a record 75.8 percent versus 74.3 percent in January 2005.
     For US Airways mainline operated flights, RPMs for January 2006 were 2.6 billion, a decrease of 11.7 percent from January 2005. Capacity was 3.7 billion ASMs, down 12.3 percent from January 2005. The passenger load factor for the month of January was a record 68.7 percent versus 68.3 percent in January 2005.
     Executive Vice President, Sales and Marketing Scott Kirby said, “Our year-over-year revenue performance continues to produce strong results, with mainline unit revenues estimated to be up in excess of 15 percent for both our west and east networks. When combined with increasingly strong Express unit revenue performance, our estimated combined system (west, east and Express networks) revenue per available seat mile during January 2006 increased over 20 percent from January 2005.”
     Until US Airways operates under one certificate, data regarding America West and US Airways operated flights will continue to be reported separately. Additionally, US Airways Express will continue to report separate data. US Airways Group, Inc., consisting of America West, US Airways mainline and US Airways Express combined operational information will also be reported.
     The following summarizes America West, US Airways mainline, US Airways Express and US Airways Group, Inc. combined January traffic results for 2006 and 2005:

America West

	2006	2005	% Change
REVENUE PSGR MILES (000)	1,863,679	1,818,972	2.5
Domestic	1,788,576	1,743,343	2.6
International	75,103	75,629	-0.7

AVAILABLE SEAT MILES (000)	2,459,187	2,447,889	0.5
Domestic	2,359,104	2,345,940	0.6
International	100,083	101,949	-1.8

LOAD FACTOR (%)	75.8	74.3	1.5PTS
ENPLANEMENTS	1,685,219	1,678,169	0.4

US Airways Mainline	2006	2005	% Change

REVENUE PSGR MILES (000)	2,567,382	2,907,040	-11.7
Domestic	1,908,737	2,202,179	-13.3
International	658,645	704,861	-6.6

AVAILABLE SEAT MILES (000)	3,734,499	4,257,986	-12.3
Domestic	2,735,182	3,273,380	-16.4
International	999,317	984,606	1.5

LOAD FACTOR (%)	68.7	68.3	0.4PTS
ENPLANEMENTS	2,573,884	3,023,003	-14.9

US Airways Express	2006	2005	% Change

REVENUE PSGR MILES (000)	224,412	199,287	12.6
Domestic	224,412	199,287	12.6

AVAILABLE SEAT MILES (000)	404,689	372,761	8.6
Domestic	404,689	372,761	8.6

LOAD FACTOR (%)	55.5	53.5	2.0PTS
ENPLANEMENTS	664,278	566,158	17.3

Combined US Airways Group	2006	2005	% Change

REVENUE PSGR MILES (000)	4,655,473	4,925,299	-5.5
Domestic	3,921,725	4,144,809	-5.4
International	733,748	780,490	-6.0

AVAILABLE SEAT MILES (000)	6,598,375	7,078,636	-6.8

	2006	2005	% Change
Domestic	5,498,975	5,992,081	-8.2
International	1,099,400	1,086,555	1.2

LOAD FACTOR (%)	70.6	69.6	1.0PTS
ENPLANEMENTS	4,923,381	5,267,330	-6.5
Integration Update
     US Airways is also providing a brief update on the integration process between US Airways and America West. Listed below are major accomplishments from the month of January:
•	To date, 30 of 38 common-use airports integrated.

•	Reached a transition agreement with the Association of Flight Attendants-CWA (AFA), which represents the airline’s 11,000 flight attendants. The Transition Agreement will govern many merger-related aspects of the parties’ relationship until there is a single collective bargaining agreement covering all flight attendants.

•	Launched the new in-flight magazine US Airways Magazine.

•	Introduced customer-friendly pricing structure and lower fares to nearly 40 East Coast markets.

•	Transferred America West Vacations to the newly branded US Airways Vacations, which offers vacation packages to dozens of destinations.
     For this first time, America West and US Airways will report combined operational performance numbers to the Department of Transportation. For the month of January 2006, US Airways’ domestic on-time performance was 81.1 percent and its completion factor was 98.5 percent.
     US Airways and America West’s recent merger creates the fifth largest domestic airline employing approximately 35,000 aviation professionals and serving more than 230 destinations. This press release and additional information on US Airways can be found at www.usairways.com or www.americawest.com. (LCCT)
     US Airways is a member of the Star Alliance, which was established in 1997 as the first truly global airline alliance to offer customers worldwide reach and a smooth travel experience. Star Alliance was voted Best Airline Alliance by Skytrax in 2003 and 2005. The members are Air Canada, Air New Zealand, ANA, Asiana Airlines, Austrian, bmi, LOT Polish Airlines, Lufthansa, Scandinavian Airlines, Singapore Airlines, Spanair, TAP Portugal, THAI, United, US Airways and VARIG Brazilian Airlines. South African Airways and SWISS will be integrated during the first half of 2006. Regional member carriers Adria Airways (Slovenia), Blue1 (Finland) and Croatia Airlines enhance the global network. Overall, Star Alliance offers more than 15,000 daily flights to 790 destinations in 138 countries.

FORWARD-LOOKING STATEMENTS
     Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook of US Airways Group (the “Company”), expected fuel costs, the revenue and pricing environment, and expected financial performance. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the combined companies’ plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the ability of the Company to obtain and maintain any necessary financing for operations and other purposes (including compliance with financial covenants); the ability of the Company to maintain adequate liquidity; the impact of changes in fuel prices; the impact of economic conditions; changes in prevailing interest rates; the ability to attract and retain qualified personnel; the ability of the Company to attract and retain customers; the ability of the Company to obtain and maintain commercially reasonable terms with vendors and service providers; the cyclical nature of the airline industry; competitive practices in the industry, including significant fare restructuring activities by major airlines; labor costs; security-related and insurance costs; weather conditions; government legislation and regulation; relations with unionized employees generally and the impact and outcome of the labor negotiations; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; the impact of the resolution of remaining claims in US Airways Group’s Chapter 11 proceedings; the ability of the Company to fund and execute its business plan following the Chapter 11 proceedings and the merger; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and in the filings of the Company with the SEC, which are available at www.usairways.com.
-LCC-